Exhibit 99.4

                 [FORM OF LETTER TO DEALERS AND OTHER NOMINEES]

                                 INTERPOOL, INC.

    9.25% CONVERTIBLE REDEEMABLE SUBORDINATED DEBENTURES OFFERED PURSUANT TO
             RIGHTS DISTRIBUTED TO STOCKHOLDERS OF INTERPOOL, INC.

                                  July __, 2002

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

     This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the offering by Interpool, Inc., a Delaware corporation (the "Company") of $27,361,250 principal amount of 9.25% Convertible Redeemable Subordinated Debentures (the "Debentures"), of the Company, at a subscription price of $25.00 per Debenture, pursuant to non-transferable subscription rights (the "Rights") distributed to holders of record of the Common Stock as of the close of business on July 8, 2002 (the "Record Date"). The Rights are described in the prospectus dated July 8, 2002 (the "Prospectus") and evidenced by a non-transferable subscription rights certificate (the "Subscription Rights Certificate") registered in your name or the name of your nominee.

     Each beneficial owner of shares of the Common Stock registered in your name or the name of your nominee is entitled to one (1) Right for every Twenty-Five
(25) shares of the Common Stock owned by such beneficial owner. Holders of Rights are entitled to purchase one (1) Debenture in a principal amount of $25 for every whole Right granted (the "Basic Subscription Right"). In addition, such beneficial owners who exercise their Basic Subscription Right in full shall be eligible to subscribe for such Debentures that are offered but not otherwise purchased in the Rights Offering (the "Oversubscription Right"), subject to availability and proration. No fractional Debentures or cash in lieu thereof will be issued or paid.

     We are asking you to contact your clients for whom you hold the Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. Enclosed are copies of the following documents:

     1.   The Prospectus;

     2.   The "Instructions as to Use of Subscription Rights Certificate";

     3. A form of letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

     4.   A Notice of Guaranteed Delivery for Subscription Rights Certificate;
          and

     5. A return envelope addressed to American Stock Transfer & Trust Company, the Subscription Agent.

     Your prompt action is requested. The Rights will expire at 5:00 P.M., New York City time, on August 8, 2002, unless extended by the Company (the "Expiration Date").

     If you exercise the Oversubscription Right on behalf of a beneficial owner of Rights, you must certify to the Subscription Agent and Interpool as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Right of such beneficial holder, whether the beneficial holder's Basic Subscription Right has been exercised in full and the number of Debentures being subscribed for by such beneficial holder pursuant to the Oversubscription Right.

     To exercise the Rights, a properly completed and executed Subscription Rights Certificate (or Notice of Guaranteed Delivery) and payment in full for all Rights exercised must be delivered to American Stock Transfer & Trust Company as indicated in the Prospectus prior to 5:00 P.M., New York City time, on the Expiration Date.

     Please direct all questions relating to the rights offering and any requests for additional copies of the enclosed materials to The Altman Group, at
(800) 206-0007.



                                             Very truly yours,

                                             INTERPOOL, INC.


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF INTERPOOL, INC., THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE DEBENTURES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS MADE IN THE PROSPECTUS.

          [FORM OF LETTER FROM BROKERS OR OTHER NOMINEES TO BENEFICIAL
                                     OWNERS]

          9.25% CONVERTIBLE REDEEMABLE SUBORDINATED DEBENTURES OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO STOCKHOLDERS OF INTERPOOL, INC.

To Our Clients:

     Enclosed for your consideration are a Prospectus, dated July 8, 2002, and the "Instructions as to Use of Interpool, Inc. Subscription Rights Certificates" relating to the offer by Interpool, Inc. (the "Company") of $27,361,250 principal amount of 9.25% Convertible Redeemable Subordinated Debentures (the "Debentures") of the Company, at a subscription price of $25.00 per Debenture, in cash, pursuant to non-transferable subscription rights (the "Rights") distributed to holders of record ("Record Owners") of shares of Common Stock as of the close of business on July 8, 2002 (the "Record Date").

     As described in the Prospectus, you will receive one Right for every twenty-five (25) shares of Common Stock carried by us in your account as of the Record Date. You are entitled to subscribe for one (1) Debenture in a principal amount of $25 for every whole Right granted to you (the "Basic Subscription Right") at a subscription price of $25.00 per Debenture (the "Subscription Price"). If you exercise your Basic Subscription Right in full you will also have the right (the "Oversubscription Right"), subject to proration, to subscribe for additional Debentures available after satisfaction of all subscriptions pursuant to the Basic Subscription Right ("Excess Debentures"), at the Subscription Price. If there are insufficient Excess Debenture to satisfy all exercised Oversubscription Rights, Excess Debentures will be allocated pro rata among all the holders of the Rights exercising Oversubscription Rights, in proportion to the number of Debentures each such holder has purchased pursuant to his or her respective Basic Subscription Right. Your election to exercise the Oversubscription Right must be made at the time you exercise the Basic Subscription Right, and you must exercise the Basic Subscription Right in full in order to exercise the Oversubscription Right. No fractional Debentures or cash in lieu thereof will be issued or paid.

     THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE SHARES OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF THE RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Debentures, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and "Instructions as to Use of Subscription Rights Certificates". However, we urge you to read these documents carefully before instructing us to exercise the Rights on your behalf.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the offering described in the Prospectus. The offering will expire at 5:00 P.M., New York City time, on August 8, 2002, unless the offering is extended by the Company. Once you have exercised a Right, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise the Rights for any Debentures to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO THE INFORMATION AGENT, THE ALTMAN GROUP, AT (800) 206-0007.

     [FORM OF INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES (accompanying letter from brokers or other nominees to beneficial owners)]

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of 9.25% Convertible Redeemable Subordinated Debentures (the "Debentures") of Interpool, Inc. (the "Company").

     This will instruct you whether to exercise Rights to purchase the Debentures distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Subscription Rights Certificates".

Box 1. [ ]  Please do not exercise Rights for Debentures.

Box 2. [ ]  Please exercise Rights for Debentures as set forth below:

                               NUMBER OF       SUBCRIPTION
                              DEBENTURES          PRICE                       PAYMENT
                                                  -----                       -------
Basic Subscription Right:*   ____________   X      $25        =      $____________ (Line 1)

Oversubscription Right:**    ____________   X      $25        =      $____________ (Line 2)

                                      Total Payment Required  =      $____________ (Sum of
                                                                     Lines 1 and 2; must equal
                                                                     total of amounts in boxes
                                                                     3 and 4 below)

     * YOU MAY PURCHASE ONE (1) DEBENTURE FOR EVERY WHOLE RIGHT YOU HOLD; ANY RESULTING FRACTIONAL DEBENTURE MUST BE ROUNDED DOWN TO THE NEAREST WHOLE DEBENTURE (OR ANY LESSER NUMBER OF WHOLE DEBENTURES FOR WHICH YOU ENCLOSE PAYMENT).

     ** YOU MAY ONLY SUBSCRIBE FOR DEBENTURES PURSUANT TO YOUR OVERSUBSCRIPTION RIGHT IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHT.

     To determine the number of Rights the undersigned holds complete Table A below and round down to the nearest whole number:

      --------------------------------------------------------------------------
                                      TABLE A
       ______________________        divided by 25   =    _____________________
       Number of shares of common                          (Round down to the
       stock held on July 8, 2002                          nearest whole number)
      --------------------------------------------------------------------------


Box 3. [ ]  Payment in the following amount is enclosed:  $__________________

Box 4. [ ]  Please deduct payment from the following account maintained by you as follows:

   _____________________________________      _________________________________
              Type of Account                          Account No.

                      Amount to be deducted:  $_________________________________

Date: __________________, 2002                __________________________________
                                              __________________________________
                                              __________________________________
                                              __________________________________
                                                         Signature(s)

                                              Please type or print name(s) below
                                              __________________________________
                                              __________________________________